Exhibit 3.3






                              AMENDED AND RESTATED




                                     BYLAWS




                                       OF




                       COL China Online International Inc.





          (As approved by the Board Of Directors on November 1, 2000.)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                       COL China Online International Inc.



                                   ARTICLE I.

                                     Offices
                                     -------

     The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or such other city and county as the board of directors shall determine.

     The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II.

                                  Stockholders
                                  ------------

     Section 1. Annual Meeting. The annual meeting of the stockholders shall be held at a time and date fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held at the annual meeting of the stockholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

     Section 2. Special Meetings. Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute, may be called by the chief executive officer or by the board of directors.

     Section 3. Place Of Meeting. The person or persons authorized to call any annual or special meeting may designate any place, either within or outside Delaware, as the place for the meeting. If no designation is made, the place of meeting shall be the principal corporate offices of the corporation.

     Section 4. Fixing Date For Determination Of Stockholders Of Record. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for any other lawful action, the board of directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed then the record date shall be as follows: (a) for determining stockholders entitled to notice of or to vote at the meeting of stockholders, the close of business on the day next preceding the day on which the meeting is held; (b) for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of

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directors is necessary, the day on which the first written consent is expressed, and (c) for determining stockholders for any other purpose, the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 5. Notice Of Meeting. Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, unless otherwise required by statute, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock books of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 6. Organization. The chief executive officer, president or any vice president shall call meetings of stockholders to order and act as chairperson of such meetings. In the absence of said officers, any stockholder entitled to vote at that meeting, or any proxy of any such stockholder, may call the meeting to order and a chairperson shall be elected by a majority of the stockholders entitled to vote at that meeting. In the absence of the secretary or any assistant secretary of the corporation, any person appointed by the chairperson shall act as secretary of such meetings.

     Section 7. Agenda And Procedure. The board of directors shall have the responsibility of establishing an agenda for each meeting of stockholders, subject to the rights of stockholders to raise matters for consideration which may otherwise properly be brought before the meeting although not included within the agenda. The chairperson shall be charged with the orderly conduct of all meetings; provided however, that in the event of any difference in opinion with respect to the proper cause of action which cannot be resolved by reference to statute, or to the articles of incorporation or these bylaws, Robert's Rules Of Order (as last revised) shall govern the disposition of the matter.

     Section 8. Voting Lists. The officer who has charge of the stock books of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of each stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 9. Quorum. One-third of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If fewer than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 5 of this Article, until a quorum shall be present or represented.

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     Section 10. Manner Of Acting. When a quorum is present at any meeting, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless a different vote is required by law or the certificate of incorporation, in which case such express provision shall govern.

     Section 11. Informal Action By Stockholders. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, provided that a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would require the filing of a certificate with the Secretary of State of Delaware under the General Corporation Law of the State of Delaware if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required under law concerning any vote of stockholders, that written consent has been given in accordance with the provision of law and that written notice has been given as provided by law.

     Section 12. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period.

     Section 13. Voting Of Shares. Unless otherwise provided in the certificate of incorporation and subject to the provisions of Section 4 of this Article, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. In the election of directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has the right to vote. Cumulative voting shall not be allowed.

     Section 14. Voting Of Shares By Certain Holders. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such shares and vote thereon. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and if furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall be as set forth in the General Corporation Law of the State of Delaware.

     Section 15. Inspectors. The chairperson of the meeting may at any time appoint one or more inspectors to serve at a meeting of the stockholders. Such inspector(s) shall decide upon the qualifications of voters, including the validity of proxies, accept and count the votes for and against the questions

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presented, report the results of such votes, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the questions presented. The inspector(s) does not need to be a stockholder of the corporation, and any director or officer of the corporation may be an inspector on any question other than a vote for or against his election to any position with the corporation or on any other question in which he may be directly interested.

                                  ARTICLE III.

                               Board Of Directors
                               ------------------

     Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors, except as otherwise provided in the General Corporation Law of the State of Delaware or the certificate of incorporation.

     Section 2. Number, Tenure And Qualification. The number of directors of the corporation shall be as determined by the board of directors and shall be not less than one nor more than nine. Directors shall be elected at each annual meeting of stockholders except as otherwise provided in Section 3 of this Article. Each director shall hold office until his successor shall have been elected and qualified or until the earliest of his death, resignation or removal. Directors need not be residents of Delaware or stockholders of the corporation.

     Section 3. Vacancies. Any director may resign at any time by giving written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy or newly created directorship resulting from an increase in the authorized number of directors may be filled by the affirmative vote of the majority of directors then in office, although less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified, unless sooner displaced. If at any time, by reason of death, resignation or other cause, the corporation should have no directors in office, then an election of directors may be held in the manner provided by law. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill any vacancy or vacancies, with the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and has qualified.

     Section 4. Regular Meetings. Unless otherwise approved by the board of directors, a regular meeting of the board of directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or outside Delaware, for the holding of additional regular meetings without other notice than such resolution.

     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chief executive officer or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or outside Delaware, as the place for holding any special meeting of the board of directors called by them.

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     Section 6. Notice. Notice of any special meeting shall be given at least 24 hours previous thereto by written notice delivered personally, or at least one business day (and not less than 24 hours) previous thereto if sent by facsimile or electronic mail to the business address of the director, or at least five days previous thereto if mailed to a director at his business address, or by notice given at least two days previous thereto by telegraph. If sent by facsimile or electronic mail, such notice shall be deemed delivered when the electronic transmission has been completed and the person giving the notice should use all reasonable efforts to notify the recipient by telephone, voicemail message or other telephonic message of the delivery of the notice. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7. Quorum. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     If a meeting of the board of directors at which a quorum is present is adjourned for more than 24 hours, notice of the time and place of reconvention of the adjourned meeting shall be given, to those directors who were not present at the adjournment of the meeting, in accordance with the provisions of Section 6 of this Article.

     Section 8. Manner Of Acting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation.

     Section 9. Removal. Unless otherwise restricted by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at a meeting of stockholders.

     Section 10. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors and except as prohibited below in this paragraph, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amend the certificate of incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or to amend the bylaws of the corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

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     Section 11. Compensation. Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at such meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any committee of the board may be allowed like compensation for attending committee meetings.

     Section 12. Action By Written Consent Of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the board or committee.

     Section 13. Meetings By Telephone. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee thereof, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting in such manner shall constitute presence in person at the meeting.

                                   ARTICLE IV.

                               Officers And Agents
                               -------------------

     Section 1. General. The required officers of the corporation shall be a president and a secretary. The board of directors may appoint such other officers, assistant officers, and agents, including a chief executive officer, treasurer, chief financial officer, chairperson of the board, one or more vice-chairpersons of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors. The salaries of all the officers of the corporation shall be fixed by the board of directors. Any number of offices may be held by the same person.

     Section 2. Election And Term Of Office. The officers of the corporation shall be elected by the board of directors annually at the first meeting of the board held after each annual meeting of the stockholders. If the election of officers shall not be held at that meeting, an election of officers shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and qualified or until the earliest to occur of his death, resignation or removal.

     Section 3. Removal. Any officer or agent elected or appointed by the board of directors may be removed at any time by the board whenever in its judgment the best interests of the corporation will be served thereby.

     Section 4. Vacancies. Any officer may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time stated therein; and unless otherwise specified therein, the acceptance of such

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resignation shall not be necessary to make it effective. Any vacancy occurring in any office by death, resignation, removal or otherwise shall be filled by the board of directors for the unexpired portion of the term or for any other term specified by the board of directors. If any officer shall be absent or unable for any reason to perform his duties, the board of directors, to the extent not otherwise inconsistent with these bylaws or law, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or assistant officer as seems advisable to the board.

     Section 5. Authority And Duties Of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below, and as may be otherwise specified by the board of directors or by these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law, and in cases where the duties of any officer or agent are not prescribed by these bylaws or by the board of directors, such officer or agent shall follow the orders and instructions of each of the following in the following order of priority: (a) the chief executive officer, (b) the president and (c) if a chairperson of the board is elected, then the chairperson of the board.

          (a) Chief Executive Officer. The chief executive officer, subject to the direction and supervision of the board of directors, shall have the following responsibilities: (i) have general and active control of the corporation's affairs, business and property and general supervision of its officers, agents and employees; (ii) preside at all meetings of the stockholders; (iii) see that all orders and resolutions of the board of directors are carried into effect; and (iv) sign or countersign all certificates, contracts and other instruments of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In addition, the chief executive officer shall, unless otherwise directed by the board of directors, attend in person or by substitute appointed by them, or by written instruments appointing proxy or proxies to represent the corporation, all meetings of the stockholders of any corporation in which the corporation shall hold any stock and may, on behalf of the corporation, in person or by substitute or proxy, execute written waivers of notice and consents with respect to such meetings. At all such meetings, and otherwise, the chief executive officer, in person or by substitute or proxy as aforesaid, may vote the stock so held by the corporation and may execute written consent and other instruments with respect to such stock and may exercise any and all rights and powers incident to the ownership of said stock, subject however to the instructions, if any, of the board of directors. Subject to the directions of the board of directors, the chief executive officer shall exercise all other powers and perform all other duties normally incident to the office of chief executive officer of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board.

          (b) President. The president shall be the chief operating officer of the corporation and shall report to and be subject to the direction and supervision of the chief executive officer. At any time that there is no one who has been elected and is then serving as chief executive officer, the president shall have the powers and perform the duties of the chief executive officer.

          (c) Chairperson Of The Board. If a chairperson of the board has been elected, the chairperson of the board shall preside at all meetings of the board of directors. The chairperson of the board shall not have the authority to act on behalf of the corporation, or otherwise commit or bind the corporation, unless specifically authorized by the board of directors in specific instances.

          (d) Vice Presidents. The vice presidents, if so directed, shall assist the chief executive officer and shall perform such duties as may be assigned to them by the chief executive officer or by the board of directors. In the absence

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of the president, the vice president designated by the board of directors or (if there be no such designation) the vice president senior in rank as fixed by the board of directors or (if there be no designation or ranking by the board of directors) the vice president designated in writing by the president shall have the powers and perform the duties of the president. If no such designation or ranking shall be made all vice presidents may exercise such powers and perform such duties.

          (e) Secretary. The secretary shall perform the following functions:
(i) record or cause to be recorded the proceedings of the meetings of the stockholders, the board of directors and any committees of the board of directors in a book to be kept for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Delaware a record containing the names and addresses of all stockholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all other duties as from time to time may be assigned to him by the chief executive officer, or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

          (f) Treasurer and/or Chief Financial Officer. The treasurer and/or chief financial officer, if one shall be elected, shall perform the following functions: (i) be the principal financial officer of the corporation and have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the corporation and deposit the same in accounts insured by the United States government and in instruments backed by the full faith and credit of the United States government and otherwise in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for monies paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the chief executive officer and the board of directors statements of account showing the financial position of the corporation and the results of its operations; and
(iv) perform all other duties incident to the office of treasurer and/or chief financial officer and such other duties as from time to time may be assigned to the treasurer and/or chief financial officer by the chief executive officer or the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer and/or chief financial officer. The treasurer and/or chief financial officer may also be designated as and/or have the title of the chief financial officer.

     Section 6. Surety Bonds. The board of directors may require any officer or agent of the corporation to execute to the corporation a bond in such sums and with such sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 7. Salaries. Officers of the corporation shall be entitled to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed from time to time by the board of directors.

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                                   ARTICLE V.

                                      Stock
                                      -----

     Section 1. Certificates. Each holder of stock in the corporation shall be entitled to have a certificate signed in the name of the corporation by the chairperson or vice-chairperson of the board of directors, or the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. Certificates of stock shall be consecutively numbered and shall be in such form consistent with law as shall be prescribed by the board of directors.

     Section 2. Record. A record shall be kept of the name of each person or other entity holding the stock represented by each certificate for shares of the corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. The person or other entity in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof, and thus a holder of record of such shares of stock, for all purposes as regards the corporation.

     Section 3. Consideration For Shares. Shares shall be issued for such consideration (but not less than the par value thereof) as shall be determined from time to time by the board of directors. Treasury shares shall be disposed of for such consideration as may be determined from time to time by the board. Such consideration may consist, in whole or in part, of cash, personal property, real property, leases of real property, services rendered, or promissory notes, and shall be paid in such form, in such manner and at such times as the directors may require.

     Section 4. Issuance Of Stock. The capital stock issued by the corporation shall be deemed to be fully paid and nonassessable stock, if: (a) the entire amount of the consideration has been received by the corporation in the form or forms set forth in Section 3 of this Article V and if any part of the consideration is in the form of a promissory note or other obligation, such note or obligation has been satisfied in full; or (b) not less than the amount of the consideration determined to be capital pursuant to statute has been received by the corporation in the form or forms set forth in Section 3 of this Article V and the corporation has received a binding obligation of the subscriber or purchaser to pay the balance of the subscription or purchase price; provided, however, nothing contained herein shall prevent the board of directors from issuing partly paid shares as described herein.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend upon partly paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     The directors may from time to time demand payment, in respect of each share of stock not fully paid, of such sum of money as the necessities of the business may, in the judgment of the board of directors, require, not exceeding in the whole, the balance remaining unpaid on said stock, and such sum so

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demanded shall be paid to the corporation at such times and by such installments as the directors shall direct. The directors shall give written notice of the time and place of such payments, which notice shall be mailed to each holder or subscriber to his last known post office address at least thirty days before the time for such payment for stock which is not fully paid.

     The corporation may, but shall not be required to, issue fractions of a share. If it does not issue fractions of a share, it shall: (a) arrange for the disposition of fractional interests by those entitled thereto; (b) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The board of directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the board of directors may impose.

     The board of directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

     Section 5. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

     Section 6. Transfer Of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in the stock books; provided however, that the corporation shall not be required to effect the requested transfer if the corporation believes the requested transfer would be in violation of any applicable law, regulation, court order or other restriction of any nature.

     Section 7. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and the corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof except as otherwise provided by the laws of Delaware.

     Section 8. Transfer Agents, Registrars And Paying Agents. The board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside

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Delaware. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                   ARTICLE VI.

                    Indemnification Of Officers And Directors
                    -----------------------------------------

     Section 1. Indemnification Of Directors, Officers, And Others. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect).

     Section 2. Indemnification Of Officers, Directors And Employees Pursuant To The Common Law Or Statutory Provisions Other Than The General Corporation Law Of The State Of Delaware. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Delaware.

     Section 3. Mandatory Advance Of Expenses. Reasonable expenses incurred in defending any action, suit or proceeding described in Section 1 or 2 of this
Article VI shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

     Section 4. Payment Of Indemnified Claims. Reasonable amounts required to be paid in settlement or as a judgment in any action, suit or proceeding described in Section 1 or 2 of this Article VI shall be paid by the corporation within 90 days of the receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article; provided however, that the corporation shall not be required to pay such amounts if a majority of the members of the board of directors vote to deny the request for indemnification within the 90 day period set forth in this Section 4.

     Section 5. Rights Of Appeal. In the event that the corporation advances funds for indemnification pursuant to this Article, and, subsequently, indemnification pursuant to this Article is declared unenforceable by a court, or the corporation determines that the director, officer or employee on whose behalf the funds were advanced is not entitled to indemnification pursuant to this Article, then such director, officer or employee shall have the right to retain the indemnification payments until all appeals of the court's or the corporation's decision have been exhausted.

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


     Section 6. Additional Indemnification. Without limiting the indemnification otherwise provided by this Article VI, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation or a wholly owned subsidiary of the corporation, or is or was at any time since the inception of the corporation a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, shall be indemnified by the corporation against all expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, including an action or suit by or in the right of the corporation to procure a judgment in its favor, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 7. Indemnification Not Exclusive. The indemnification provided in this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 8. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any person who is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would have the power to indemnify him against such liability under applicable provisions of laws.

     Section 9. Applicability; Effect. Any indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall be applicable to acts or omissions that occurred prior to the adoption of this Article VI, shall continue as to any persons who ceased to be a director, officer, or employee of the corporation or a wholly owned subsidiary of the corporation, or was serving as or has since ceased to be a trustee, plan administrator or other fiduciary of any employee benefit plan of the corporation or a wholly owned subsidiary of the corporation, and shall inure to the benefit of the heirs, executors, and administrators of such person. The repeal or amendment of this
Article VI or any Section or provision hereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person, or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment. All rights under this Article VI shall be deemed to be provided by a contract between the corporation and each person covered hereby.

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


     Section 10. Savings Clause. If this Article VI or any Section or provision hereof shall be invalidated by any court on any ground, then the corporation shall nevertheless indemnify each party otherwise entitled to indemnification hereunder to the fullest extent permitted by law or any applicable provision of this Article VI that shall not have been invalidated.

                                  ARTICLE VII.

                     Execution Of Instruments; Loans; Checks
                     ---------------------------------------
                       And Endorsements; Deposits; Proxies
                       -----------------------------------

     Section 1. Execution Of Instruments. The chief executive officer, president or any vice president shall have the power to execute and deliver on behalf of and in the name of the corporation any properly authorized instrument requiring the signature of an officer of the corporation, except as otherwise provided in these bylaws or where the execution and delivery thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. Unless authorized to do so by these bylaws or by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     Section 2. Loans To Directors, Officers And Employees. The corporation may lend money to, guarantee the obligations of and otherwise assist directors, officers and employees of the corporation, or directors of another corporation of which the corporation owns a majority of the voting stock, only upon compliance with the requirements of the General Corporation Law of the State of Delaware.

     Section 3. Checks And Endorsements. All checks, drafts or other orders for the payment of money, obligations, notes or other evidences of indebtedness, bills of lading, warehouse receipts, trade acceptances and other such instruments shall be signed or endorsed by such officers or agents of the corporation as shall from time to time be determined by resolution of the board of directors, which resolution may provide for the use of facsimile signatures.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the corporation's credit in such banks or other depositories as shall from time to time be determined by resolution of the board of directors, which resolution may specify the officers or agents of the corporation who shall have the power, and the manner in which such powers shall be exercised, to make such deposits and to endorse, assign and deliver for collection and deposit checks, drafts and other orders for the payment of money payable to the corporation or its order.

     Section 5. Proxies. Unless otherwise provided by resolution adopted by the board of directors, the chief executive officer or the president may from time to time appoint one or more agents or attorneys-in-fact of the corporation, in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or other entity any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, association or other entity or to consent in writing, in the name of the corporation as such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

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


                                  ARTICLE VIII.

                                  Miscellaneous
                                  -------------

     Section 1. Waivers Of Notice. Whenever notice is required to be given by law, by the certificate of incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting or (in the case of a stockholder) by proxy shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need to be specified in any written waiver or notice unless so required by the certificate of incorporation or these bylaws.

     Section 2. Presumption Of Assent. A director or stockholder of the corporation who is present at a meeting of the board of directors or stockholders at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director or stockholder who voted in favor of such action.

     Section 3. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation and the words "Seal, Delaware." The custodian of the seal shall be the secretary, who along with the chief executive officer, president or other officer authorized by the board of directors, may affix the seal to documents of the corporation.

     Section 4. Amendments. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the board of directors at any meeting of the directors or by the stockholders at any meeting of the stockholders if in the case of a stockholders' meeting notice of such alteration, amendment, repeal or adoption is contained in the notice of such stockholders' meeting.

     Section 5. Emergency Bylaws. Subject to repeal or change by action of the stockholders, the board of directors may adopt emergency bylaws in accordance with and pursuant to the provisions of the General Corporation Law of the State of Delaware.


                                    * * * * *

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